For Immediate Release

February 2, 2015

WWA Group, Inc.

107 West Bridge Street

Portland, Michigan 48875, USA

Phone: (855) 410-8509

Email: Press@wwagroup.us

Web:   www.wwagroup.com

WWA Group, Inc., Signs a New Agreement to extend the “Closing Date” for its recent Stock Exchange Agreement with AllCom

WWA Group and AllCom agreed to extend the closing date for their Agreement and Plan of Stock Exchange, WWA Group will file a new Form 8K, with the SEC, to disclose the details including a copy of the Agreement

Portland, MI – February 2, 2015 – WWA Group, Inc. (OTCBB: WWAG), parent of Summit Digital, Inc., a provider of cable television, high speed internet and related services to rural U.S. communities, announced today that it has extended the closing date for its definitive agreement to acquire  100% of the outstanding shares of Genie Gateway, a provider of electronic payment services and unified communications to unbanked and under-banked merchants, consumers, and emerging industries, to March 16, 2015.

WWA Group intends to leverage Genie Gateway to enhance its existing plan to consolidate the fragmented wireless broadband marketplace.  WWA Group will integrate Genie Gateway’s digital buffet of unified solutions - combining the benefits of a subscriber website fully accessible from any internet enabled device, with voice, text, video, document messaging, virtual fax, group communications, including an online store, a shopping cart with a virtual point of sale, and a CashBox with a GenieChecking account, plus the most robust Virtual Office - with its current services as “one unified solution”.

Tom Nix, president of WWAG, said that “The extra time provided by this extension will enable the new combination of WWAG and Genie Gateway to raise new capital of up to five million dollars to cover scaling up and rolling out the above services to the unbanked community".

“The future is very exciting for Genie Gateway.  Just last week, we signed important agreements with two organizations that provide innovative patient and agricultural solutions, together with technology for the medical marijuana industry. Medical Marijuana Dispensaries are emerging businesses that need help with just about everything to run their operations.  Genie Gateway is the most complete suite of services to offer these customers many new ways to reach, engage and serve their customers, vendors, and counterparts, while expanding the ease and safety of handling their financial transactions even when unbanked by traditional financial services firms”, added Randall L. Skala, Genie Gateway’s president.

“The U.S. cannabis industry grew 64% in 2013 and is expected to reach over $2.34 billion in size by the end of 2015,” Skala cited. “Genie can provide most dispensaries services that can solve many of their operating problems almost overnight, including cash management, transaction processing, payroll processing, and point of sale solutions.”

Thomas E. Skala, CEO of Genie Gateway parent AllCom, explained “our Peer-to-Peer Payments sometime also referred to as Person-to-Person Payments are a part of a new suite of services that is changing the financial services landscape and challenging traditional players to offer similar capabilities to customers, or risk losing business.”

P2P Payments are a natural payment tool for the underserved or unbanked community.  With an estimated 68 million Americans either underserved or unbanked, Genie Gateway is poised to become the premiere alternative financial services solution to expanding target markets, which include emerging pharmaceutical companies, payday loan providers, travel, entertainment and online destinations, direct sales and multi-level marketing groups, and other verticals.”

About WWA Group, Inc - www.wwagroup.com

WWA Group operates its cable business through Summit Digital Inc., which is a Multi-System Operator providing Cable TV, High Speed Internet and related services to customers in rural U.S. communities, a specific high-growth market within the Cable TV and High Speed Internet industry.

About AllCom - www.AllCom.com

AllCom, a Nevada corporation incorporated in 1997, set out to design and fully develop a proprietary mix of hardware and software that integrates three powerful technologies into one seamless service: Telecommunications, the world’s most universal and interactive communication medium; Electronic Banking, the key to electronic commerce; and the Internet, the world’s most powerful information medium.

About the Genie Gateway

Genie Gateway is AllCom’s most forward-looking unified communications service to date. Blending products and services needed to operate a business, traditionally purchased from several vendors, into one seamless global service, the Genie Gateway is aimed squarely at businesses and individuals who want a fully rounded presence on the internet, without the cost and complexity of the build-it-yourself approach.

Safe Harbor. This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with OTC Markets, Inc.’s OTC Disclosure and News Service. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Tom Nix

WWA Group, Inc.

855-410-8509

Press@wwagroup.us

www.wwagroup.com

Vik Grover, CFA

Source Capital Group, Inc.

630-708-0750

vgrover@sourcegrp.com

www.sourcegrp.com